Exhibit 10.11

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 (this “Amendment”) to the Note (as defined below), dated as of March 6, 2023, is made between 622 Capital LLC (“622”), and Elephant Oil Corp., a corporation incorporated under the laws of the State of Nevada (the “Company”).

WHEREAS, on or about December 16, 2022, the Company issued to 622 a 20% Original Issue Discount Senior Note (the “Note”), having an aggregate principal amount of $500,000 with a discount of $100,000.

WHEREAS, the second paragraph of the Note provides for the repayment in cash by the Company on the earlier of the Final Maturity Date (as defined in the Note) and the occurrence of a Liquidity Event (as defined in the Note), and the Company desires to amend the Note to provide for the mandatory conversion of the principal amount and accrued interest of the Note upon a Liquidity Event into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and 622 hereby agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Note.

2.	Amendments to the Note.

a.	The following Section 10 is inserted into the Note:

10. Conversion of Note. Upon the occurrence of a Liquidity Event, this Note shall convert into Common Stock in accordance with the terms and conditions set forth in this Paragraph 10.

(a) Mandatory Conversion. Subject to the Right of Revocation as described in Section 10(e) below, upon the occurrence of a Liquidity Event, all of the outstanding and unpaid principal amount of this Note shall convert into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the date hereof, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) determined as provided herein (the “Conversion”); provided, however, that in no event shall this Note convert in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issued upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder (up to a maximum of 9.99%) upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, provided however, that the Company shall have the right to pay any or all interest in cash plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

(b) Calculation of Conversion Price. Subject to the adjustments described herein, the conversion price (the “Conversion Price”) shall equal 65% (representing a discount rate of 35%) of the price of the Common Stock in the initial public offering of the Common Stock (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

(c) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(1) Conversion of Shares. Within five (5) Business Days after a Liquidity Event, provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, the Company shall cause the transfer agent to electronically transmit the applicable Common Stock which the Holder shall be entitled by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Holder of such delivery. In the event that the Company’s transfer agent is not participating in the DTC FAST program and is not otherwise DWAC eligible, the Company shall issue and surrender to a nationally recognized overnight courier for delivery to the address specified by the Holder, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled.

(2) Record Holder. The Person(s) entitled to receive the shares of Common Stock issued upon conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

(d) Adjustments to Conversion Price. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(e) Right of Revocation. Notwithstanding the foregoing provisions, the Company retains the right to forego the Conversion and instead elect to repay the Note in cash (the “Right of Revocation”). In order to exercise its Right of Revocation, the Company must give Holder notice that it is so choosing to exercise this right within two (2) Business Days of the occurrence of a Liquidity Event. Notice shall be in writing and shall be sent by email to the following recipient:

622 Capital, LLC

Attn: Gary Clyburn Jr.

Email: gary@622capital.com

b. The following Section 11 is inserted into the Note:

11. Short Sales. Holder represents and agrees, as applicable, (i) Holder has not prior to the date hereof, entered into or effected any Short Sales and (ii) so long as the Note remains outstanding, Holder will not enter into or effect any Short Sales. The Company acknowledges and agrees that upon the Conversion, Holder immediately owns the Common Stock and any sale of that Common Stock to be issued pursuant to the Conversion would not be considered Short Sales. For purposes herein, “Short Sales” shall mean entering into any short sale or other hedging transaction which establishes a net short position with respect to the Company.

3.	Consideration for Amendment to the Note.

a.	As consideration for entering into the Amendment, the Company shall issue to the Holder 125,000 shares of Common Stock (the “Securities”).

4.	Representations and Warranties of 622. 622, hereby represents and warrants as of the date hereof as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

a.	Experience of 622. 622, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. 622 is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

b.	General Solicitation. 622 undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

c.	Confidentiality. Other than to other persons party to this Amendment and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, 622 has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

d.	Foreign Investor. If 622 is not a United States person, 622 represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Amendment, including: (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. 622 further represents that its payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction or organization or domicile.

e.	Speculative Nature of Investment; Risk Factors. 622 UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. 622 acknowledges that: (i) any projections, forecasts or estimates as may have been provided to 622 are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) 622 has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. 622 represents that 622’s investment objective is speculative in that 622 seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore 622’s risk exposure is also speculative. The Securities offered hereby are highly speculative and involve a high degree of risk and 622 should only purchase these Securities if 622 can afford to lose their entire investment.

f.	Money Laundering. If an entity, the operations of 622 are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

The Company acknowledges and agrees that the representations contained in Section 4 shall not modify, amend or affect 622’s right to rely on the Company’s representations and warranties contained in this Amendment or any other document or instrument executed and/or delivered in connection with this Amendment or the consummation of the transaction contemplated hereby.

5.	Registration Rights. The Company shall, on its Form S-1 to be filed in connection with the Company’s initial public offering, register all of the shares to be issued upon the Conversion (as defined in the Note) and the Securities, to the extent required to permit the disposition of the Securities so to be registered.

6.	The Company agrees that it will not, without the prior written consent of 622, during the period commencing on the date of this Amendment, and ending on the date of the consummation of the listing for trading of the Company’s Common Stock on a national securities exchange (the “IPO”), offer, sell or contract to sell any option or contract to purchase any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock of the Company, unless the Note is repaid in full; provided, however, that the restrictions contained in this Section 6 shall not apply to (i) the issuance and sale of shares of the Company’s Common Stock and warrants to the underwriters in connection with the Company’s IPO; (ii) the issuance by the Company of shares of Common Stock or warrants upon the exercise of a stock option or warrant or the conversion of a security, in each case outstanding on the date hereof, provided that such options, warrants, securities are disclosed in the Company’s registration statement on Form S-1 (File No. 333-263879); (iii) the issuance by the Company of shares of Common Stock or warrants pursuant to (x) that certain convertible promissory note between the Company and Dragon Dynamic Funds entered into on May 26, 2022, as amended on March 1, 2023, (y) that certain accounts payable conversion agreement between the Company and TraDigital Marketing Group entered into on March 3, 2023, and (z) that certain accrued interest payable conversion agreement entered into by and among the Company, Gavin Burnell and Woodland Capital Limited on March 3, 2023; (iv) the issuance of shares of Common Stock issued as part of the purchase price in connection with acquisitions or strategic transactions; (v) the issuance of any shares of Common Stock of the Company or any securities (or other agreements) convertible into or exercisable or exchangeable for Common Stock of the Company, where the proceeds of such issuance (or funds delivered in connection with such agreement) are used, in part, to pay all amounts then owed under the Note; or (vi) the issuance by the Company of any shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

7.	Subject to modifications and amendment provided herein, the Note shall remain in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Note or of any right, power or remedy of 622, or constitute a waiver of any provision of the Note (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, 622 reserves all rights, remedies, powers, or privileges available under the Note, at law or otherwise. This Amendment shall not constitute a novation or satisfaction and accord of the Note or any other document, instrument and/or agreement executed or delivered in connection therewith.

8.	622 states that he has read the foregoing Amendment and understands and agrees to it.

9.	This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the date first written above.

ELEPHANT OIL CORP.

By:	/s/ Matt Lofgran
Name:	Matt Lofgran
Title:	Chief Executive Officer

622 CAPITAL, LLC

By:	/s/ Gary Clyburn Jr
Name:	Gary Clyburn Jr.
Title:	Manager

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